                                                                    Exhibit 21

                                  SUBSIDIARIES

Boca Telecommunications Investors, Inc., a Florida corporation
NAP of the Americas, Inc., a Florida corporation
Park West Telecommunications Investors, Inc., a Florida corporation Terremark Communications Group, Inc., a Florida corporation
Terremark Post Acquisition, Inc., a Florida corporation
Terremark Real Estate Group, Inc., a Florida corporation*
Terremark Trademark Holdings, Inc., a Nevada corporation

* Terremark Real Estate Group is the sole shareholder of the following companies:

                  Terremark Centre GP, Inc., a Florida corporation
                  Terremark Centre Partner, Inc., a Florida corporation Terremark Construction Services, Inc., a Florida corporation Terremark Development, Inc., a Florida corporation** Terremark Financial Services, Inc., a Florida corporation Terremark Fortune House #1, Inc., a Florida corporation Terremark Fortune House #2, Inc., a Florida corporation Terremark Galloway, Inc., a Florida corporation
                  Terremark Hospitality Services, Inc., a Florida corporation Terremark Management Services, Inc., a Florida corporation Terremark Northeast, Inc., a New York corporation
                  Terremark Realty, Inc., a Florida corporation



**       Terremark Development, Inc. is the sole shareholder of:
                  Terremark Miami Avenue, Inc., a Florida corporation